UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OXFORD MEDIA CORP.

(Name of small business issuer as specified in its charter)

Delaware                                                                                  33-0835568

State or other jurisdiction of      (Primary Standard Industrial      (IRS Employer

incorporation or organization)       Classification Code Number)      Identification Number)

One Technology Drive

Building H

Irvine, CA 92618

949-753-0590

(Address and telephone number of registrant's principal executive offices)

Thomas Hemingway, Chairman and CEO

One Technology Drive

Building H

Irvine, CA 92618

949-753-0590

(Name, address and telephone number of agent for service)

Please send a copy of all communications to:

Keith A. Rosenbaum

SPECTRUM LAW GROUP, LLP

1900 Main Street, Suite 125

Irvine, California  92614

Telephone (949) 851-4300       Fax (949) 851-5940

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If  any  of  the securities being registered on this Form are to be offered on a delayed  or  continuous  basis  pursuant to Rule 415 under the Securities Act of 1933,  check  the  following  box  [X].

If this Form is filed to register additional securities for an offering pursuant to  Rule  462(b)  under the Securities Act, check the following box and list the Securities  Act  registration  statement  number  of  the  earlier  effective registration statement for the same offering. [ ]

If  this  Form is a post-effective amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box  and  list  the Securities Act registration  statement  number  of the earlier effective registration statement for the same offering. [ ]

If  delivery  of  the  prospectus  is  expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each

Amount

Proposed Maximum

Proposed Maximum

Amount of

Class of Securities

To Be Registered

Offering Price Per

Aggregate

Registration Fee

To Be Registered

Unit/Share

Offering Price

Common Stock,

par value $0.0

1,000,000

$5.00

$5,000,000.00

$634.00

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATES AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION: JANUARY 7, 2005

SECTION TITLE

PAGE

PROSPECTUS SUMMARY

6

Our Company

6

How to Contact Us

6

Sales by Selling Stockholders

6

The Offering

6

Our Capital Structure and Shares

6

Eligible for Future Sales

6

RISK FACTORS

7

Risks About Our Business

8

Risks About Our Stock and This Offering

12

Risks About Our Industry

13

USE OF PROCEEDS

15

DETERMINATION OF OFFERING PRICE

16

DILUTION

16

SELLING SECURITY HOLDERS

16

PLAN OF DISTRIBUTION

16

LEGAL PROCEEDINGS

17

DIRECTORS, EXECUTIVE OFFICERS,

PROMOTERS AND CONTROL PERSONS

17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

18

DESCRIPTION OF SECURITIES

19

INTEREST OF NAMED EXPERTS AND COUNSEL

20

EXPERTS

20

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

20

DESCRIPTION OF BUSINESS

21

History

20

Business Overview

21

The Market

21

Hotel Video Services

22

The Technology

22

System Advantages

23

Target Customers

23

Growth Beyond Our Target Market

23

From Hotel to Home Use

23

Proprietary Rights, Patents, Trademarks, & Copyrights

24

Ongoing Software Development

24

Marketing

24

Competition

24

Employees

25

MANAGEMENT’S DISCUSSION

26

AND ANALYSIS OF PLAN OF OPERATION

Critical Accounting Policies

26

Overview

26

Revenue

26

Direct Costs and Expenses

27

Results of Operations

27

Nine Months Ended September 30, 2004

28

Compared To The Nine Months

Ended September 30, 2003

Year Ended 12-31-2003 Compared

28

To Year Ended December 31, 2002

Liquidity and Capital Resources

28

Plan of Operations

28

Number of Shareholders

29

Penny Stock Rules

29

Dividends

29

DESCRIPTION OF PROPERTIES

29

EXECUTIVE COMPENSATION

29

EXECUTIVE EMPLOYMENT AGREEMENTS

30

DIRECTORS COMPENSATION

30

TRANSFER AGENT

30

CAUTIONARY STATEMENT

30

CONCERNING FORWARD-LOOKING STATEMENTS

FINANCIAL STATEMENTS

31

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

32

INDEMNIFICATION OF DIRECTORS AND OFFICERS

32

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

32

RECENT SALES OF UNREGISTERED SECURITIES

33

ADDITIONAL INFORMATION

33

EXHIBITS

34

UNDERTAKINGS

35

SIGNATURE PAGE

36

PROSPECTUS

OXFORD MEDIA CORP.

1,000,000 SHARES OF COMMON STOCK

1,000,000 SHARES ARE BEING OFFERED BY US

This is our initial public offering. Prior to this offering no public market existed for our common stock. All 1,000,000 shares of our common stock, $0.01 par value, being offered are being sold by us. We will receive the proceeds from the sale of the 1,000,000 shares offered by us.

There is no public market for our common stock. Our common stock does not presently trade on any exchange or electronic medium. We will soon file an application to have our common stock listed on the OTC Bulletin Board.

The 1,000,000 shares offered by us in the Prospectus will be a “self-underwritten” offering, with no minimum purchase requirement. However, we do reserve the right to pay commissions of up to 10% for broker participation.

The 1,000,000 shares offered by us are a best efforts offering and is made on a continuous basis until December 31, 2005. We reserve the right to end this Offering anytime prior to December 31, 2005, whether or not the entire number of shares has been sold or not. If the market price of our common stock falls significantly below the $5.00 offering price in this Registration Statement, we may be forced to withdraw the unsold shares from this offering or file a post-effective amendment to this Registration Statement offering the unsold shares at a lower per share price. Funds received from the sale of the 1,000,000 shares offered by us will not be placed in an escrow account and will be immediately available for our use.

Per Share

  Total

Price to the public

$5.00

$5,000,000

Offering expenses

$0.10

$100,000

Proceeds to OXFORD

$4.90

$4,900,000

INVESTING IN OUR COMMON STOCK INVOLVES RISKS.

A PURCHASER OF THESE SHARES RISKS LOSS OF

HIS OR HER ENTIRE INVESTMENT.

SEE “RISK FACTORS” BEGINNING ON PAGE 3.

The information in this Prospectus is not complete and may be changed. The Company may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission, of which this Prospectus is a part, is declared effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 7, 2004.

PROSPECTUS SUMMARY

The following summary highlights selected information from this Prospectus and may not contain all of the information you should consider before making an investment decision. In order to fully understand our business and this offering, you should carefully read this entire Prospectus, including the financial statements and the notes relating to the financial statements.

When we refer in this Prospectus to the “Company”, “we”, “us”, and “our”, we are specifically referring to Oxford Media Corp., a California corporation. This Prospectus contains forward-looking statements and information relating to Oxford Media Corp. See “Forward Looking Statements” on Page 24.

OUR COMPANY

Oxford Media Corp. (“Oxford”, “Oxford Media”, “OMC”, or the “Company”) was organized as a Delaware corporation in January 1999. The Company is a developer of electronic digital distribution technology (“EDD”) that involves the delivery of video or audio content on demand and on a “pay per view” basis. Oxford provides video and downloads capabilities that deliver video and audio content on demand to the pay per view hotel, IPTV, and the airlines industry. Our on-demand services allow users to access stored video and audio content through their on site network.

The primary operations of the Company have consisted of developing and marketing video-on-demand services and video streaming through the Internet and DVD video encoding, compression and authoring. The Company is focusing on acquiring digital video on demand companies.

The Company has no current operating business but has been exploring acquisition candidates and has entered into letters of intent as explained below. The Company has incurred operating losses from operations from inception through September 30, 2004. Although the Company has nominal liabilities, the future successful operations will be dependent upon successful implementation of its planned acquisitions.

HOW TO CONTACT US

Our executive offices are located at One Technology Drive, Building H, Irvine, California, 92618. Our phone number is 949-(949) 753-0590.

SALES BY SELLING STOCKHOLDERS

This Prospectus does not provide for registration by any of our existing shareholders.

THE OFFERING

Common stock offered

1,000,000 shares

Use of proceeds

We will receive all proceeds from the sale of the common stock registered under this Registration Statement. All proceeds will be used for working capital and general corporate expenses, expansion of our internal operations, potential acquisition costs, and costs for additional borrowing and capital. See “Use of Proceeds”.

OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE

As of December 31, 2004, we had 50,000,000 shares of common stock authorized for issuance of which 3,175,000 shares of common stock were issued and outstanding, and we had 1,000,000 shares of preferred stock authorized for issuance of which no shares of preferred stock were issued or outstanding.

On August 2 and August 17, 2004,, certain officers of the Company purchased 1,800,000 shares from  Mergence Corporation, our former parent, (“Mergence”),  and on August 17, 2004, 1,800,000 shares of our common stock was issued and outstanding.

During August 2004 we issued 760,000 shares of our common stock to officers for services valued at $45,600 and we issued 230,000 shares of our common stock to a consult for cancellation of indebtedness of $13,800.

Between September 9, 2004 and December 31, 2004 we issued 360,000 shares of our common stock to accredited investors for cash proceeds of $360,000, or $1.00 per share, in a private placement offering. We also issued 25,000 shares of our common stock as finders’ fees.

As of December 31, 2004, we had at least 510,000 shares of common stock potentially issuable upon the exercise of convertible promissory notes and warrants outstanding as follows:

On October 11, 2004 we issued $40,000 in convertible notes payable under terms established July 1, 2004, to outside consultants. The notes accrue interest from October 11, 2004 at 8% and are due, together with accrued but unpaid interest, March 31, 2005 if not converted sooner. Principal amount of the notes are convertible at the option of the holder into shares of our common stock at a rate of $0.25 per share through March 31, 2005. Upon conversion, we could potentially issue 160,000 shares of our common stock. We may pre-pay any of our convertible notes, in whole or in part, at any time upon 30-days prior notice to the holder.

On November 22, 2004 we issued $175,000 in convertible notes payable to an investor. The note accrues interest at 8% and is due, together with accrued but unpaid interest, November 22, 2005 if not converted sooner. Principal amount of the notes are convertible together with accrued but unpaid interest at the option of the holder into shares of our common stock at a rate of $1.00 per share through November 22, 2005. Upon conversion of the note we could potentially issue at least 175,000 shares of our common stock. We also issued warrants to the investor to purchase 175,000 shares of our common stock at an exercise price of $1.00 per common share through a date which is two years after we obtain the effectiveness of this registration statement.

In addition to our 510,000 potentially issuable common shares, we have agreed to issue 800,000 shares of our common stock to certain Mergence shareholders on pro-rata basis from a list provided by Mergence. We will issue the 800,000 shares when and if we obtain the effectiveness of a registration statement to be filed with the U.S. Securities and Exchange Commission under provisions of the Securities Act of 1933.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information included in this Prospectus. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected, and you may lose some or all of your investment. You should consider carefully these risk factors before you decide to purchase our shares.

Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may”, “will”, “expect”, “anticipate”, “believe”, “estimate”, and “continue” or similar words. You should read statements that contain these words carefully because they:

•

discuss our future expectations;

•

contain projections of our future results of operations or of our financial condition; and

•

state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this Prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.

RISKS RELATING TO FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and such forward-looking statements are subject to the safe harbors created thereby. For this purpose, any statements contained in this Prospectus except for historical information may be deemed to be forward-looking statements. Also, words such as “may”, “will”, “expect”, “believe”, “anticipate”, “intend”, “could”, “estimate”, or “continue” or the negative or other variations thereof or comparable terminology are intended to help you identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

Our expectations about the marketplace and consumer acceptance.

Our marketing and sales plans.

Our expectations regarding the growth of our business and the success of our business model.

Our ability to introduce new services and products and improve technology.

The success of our technology.

These statements are not guarantees of future performance. Future performance is subject to risks, uncertainties and assumptions that are difficult to predict and may be beyond our control. Therefore, our actual results could differ materially from anticipated results. We do not undertake any obligation to update or revise any forward-looking statements contained in this Prospectus for any reason, even if new information becomes available or other events occur in the future.

RISKS ABOUT OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY AND REVENUES HAVE BEEN MINIMAL TO DATE.

To date, we have generated only minimal revenues. We have only a limited operating history on which our business can be evaluated and our business must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in early stages of development that are entering into new and rapidly evolving markets. These risks include the following:

We have limited resources with which to compete with more established competitors who have greater brand name recognition and greater resources.

The need to raise additional capital to sustain operations and the absence of any assurance that such financing will be obtainable on acceptable terms when needed, if at all.

The need to establish alliances or partnerships with established companies.

The need to develop brand name recognition and to continually strengthen customer loyalty and satisfaction.

Anticipated continued losses from operations.

The difficulty of managing growth.

The difficulty of anticipating and adapting to technological, market and other changes.

The difficulty of attracting, integrating and motivating qualified personnel.

We must, among other things, successfully implement and execute our business strategy, continue to develop and upgrade our technology, enhance our services and products to meet the needs of a changing market, and provide superior customer service.

OUR FUTURE OPERATING RESULTS ARE UNPREDICTABLE.

Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors, many of which are outside our control. These factors include:

The ability of competitors to provide services and products that are competitive with our own.

Competition from larger companies with greater brand name recognition or greater financial, marketing or management resources than those available to us.

Adverse changes in consumer trends or general economic conditions.

Our ability to keep pace with technological developments.

Additional risks and uncertainties can be foreseen as a result of the proposed acquisitions of eMod Systems, Inc. and SkyPath Satellite Systems Inc., which are expected to be completed in the first quarter of  2005. See “Management’s Discussion and Analysis or Plan of Operations”, beginning on Page 20.

As a strategic response to changes in the competitive environment, we may from time to time make certain decisions that temporarily harm our business. As a result, our operating results at times may be below expectations.  If this happens, it is likely that the value of our Common Stock would decline.

WE NEED ADDITIONAL CAPITAL.

Our business model indicates that it is likely that we will incur operating losses over the next several months. As a result of those losses and the funds needed for managing acquisitions, working capital and infrastructure development, we anticipate that we will have to raise substantial additional capital to sustain our operations during this period. We may not be able to obtain the financing that our business requires. Even if we can obtain financing when it is needed, it may not be on favorable terms. In addition, a financing could have the effect of reducing the percentage of our shares owned by our existing stockholders, including investors purchasing shares in this offering. A financing could have the additional effect of diluting or reducing the value of the outstanding shares. We may sell shares or grant options or warrants to buy shares at prices lower than the prevailing value of your shares.

THE LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OPERATIONS.

Management plays a key role in our operations and in the further development of our business. The loss of the services of any of them could adversely impact our business and chances for success. The Company is not presently covered by key-man insurance but is prepared to obtain coverage should conditions require it.

A FAILURE TO ATTRACT KEY PERSONNEL COULD ADVERSELY AFFECT OUR PLANS.

Our performance will greatly depend on our ability to hire, train, retain and motivate additional officers and other key employees. However, competition for highly skilled managerial, technical, marketing and customer service personnel is intense. We may not be able to successfully attract, integrate or retain sufficiently qualified personnel and, in that event, our business could suffer.

WE FACE COMPETITION IN THE MARKETS WE SERVE.

There is intense competition among companies selling services and products on the Internet. Increased competition is likely to bring both strong price and quality competition. As a result, in order to remain competitive, we might have to make additional expenditures on research and development, marketing, and customer service or to reduce our pricing, or both, which would adversely affect our ability to achieve and maintain profitability.

There are several other companies involved in media and digital distribution channels that have far greater financial and management resources and greater name brand recognition than we have.

WE WILL RELY ON TRADE SECRETS PROTECTION TO PROTECT SOME OF OUR RIGHTS.

To date, we have relied to a significant degree on intellectual property laws and technical measures to establish and protect our proprietary rights. Trade secrets, trademarks and other methods to protect our intellectual property rights may prove to be ineffective or inadequate to prevent imitation of our services or products or to prevent others from claiming violations of their proprietary rights by us. In addition, others may assert rights in our proprietary rights.  Our customer lists are of great value to our business, and if a competitor acquired these lists, it could harm our business.

WE WILL DEPEND ON ACCEPTANCE OF OUR BRAND NAMES.

We believe that the development of brand name recognition is critical to the success of most businesses, including our own, particularly with the recent and growing increase in the number of companies that are conducting business on the Internet. Development and awareness of the Oxford Media brand name will depend largely on our success in increasing our customer base and strategic relationships. If consumers do not perceive us as offering a desirable way to access digital content and software or if other companies do not perceive us as an effective marketing and sales channel for their products or services, we would be unsuccessful in promoting our brand name.

WE WILL NEED TO PROTECT OUR BUSINESS NAMES.

We have only recently commenced a program designed to obtain trademark registrations for our software and our business names and service mark registrations for our service names. We may be unable to obtain such protections. Registrations or other protections of names may prove to be inadequate to prevent imitation of our names or to prevent others from claiming violations of their trademarks and service marks by us. In addition, others may assert rights in our trademarks and service marks.

OUR EVOLVING BUSINESS PLAN MAY CHANGE.

We intend to continue to develop our business plan and to explore opportunities to expand the breadth and depth of our products and services. Changes in how business is generally conducted could prevent us from achieving our business objectives. Financially more powerful providers that offer competitive services or products could also prevent us from achieving our business objectives.

OUR BUSINESS STRATEGY INCLUDES IDENTIFYING NEW BUSINESSES TO ACQUIRE, AND IF WE CAN NOT INTEGRATE ACQUISITIONS INTO OUR COMPANY SUCCESSFULLY, WE MAY NOT BECOME PROFITABLE.

Our success partially depends upon our ability to identify and acquire undervalued businesses. Although we believe that there are companies available for potential acquisition that are undervalued and might offer attractive business opportunities, we may not be able to make any acquisitions, and if we do make acquisitions, they may not be profitable.

WE COULD FACE LIABILITY FOR MATERIALS DISSEMINATED THROUGH THE INTERNET.

The law relating to the liability of Internet service companies for information carried on or disseminated through their services is currently unsettled. It is possible that claims could be made against Internet service companies under both U.S. and foreign law for defamation, libel, invasion of privacy, negligence, copyright or trademark infringement, or other theories based on the nature and content of the materials disseminated through their services. Furthermore, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for our Internet-related services. This could increase our cost of doing business or otherwise harm our business.

WE HAVE BROAD DISCRETION IN THE USE OF PROCEEDS.

Our Board of Directors and executive officers will have broad discretion in allocating the net proceeds of the offering, which creates uncertainty for stockholders and could adversely affect our financial condition and future results of operations.

OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR BUSINESS.

         Our business strategy envisions a period of rapid growth that may put a strain on our administrative and operational resources. Our ability to effectively manage growth will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified engineers, technicians, salespersons and other personnel. There can be no assurance that we will be able to do so. If we are unable to successfully manage our growth, our business, prospects, financial condition and results of operations could be adversely affected.

COMPETITION AMONG VIDEO DISTRIBUTORS HAS INTENSIFIED AND THE MOVEMENT OF SOME OF OUR PRINCIPLE SUPPLIERS INTO THE VIDEO DISTRIBUTION MARKET COULD SIGNIFICANTLY REDUCE OUR MARKET SHARE.

         The ongoing consolidation of traditional video distributors and the movement of some of the major motion picture studios, who will be some of our principal suppliers in that industry, into the video distribution market has intensified the competition within the video distribution market. As a result, some of our competitors in the video distribution market have greater access to capital, marketing and advertising resources, which gives them a significant advantage over us. The movement of some of the major motion picture studios into the video distribution market has threatened some of our larger targeted accounts because those motion picture studios often contact large retailers directly. If our smaller accounts grow into larger accounts, there is an increasing possibility that major studios may try to sell to these larger accounts directly and circumvent us. If we are unable to protect our customer base as it grows, we may be forced to change our marketing efforts in the video distribution market to target smaller accounts. This potential change in marketing strategy coupled with the potential loss of larger accounts may result in a decrease in our revenues and may adversely affect our future business, prospects, financial condition and results of operations.

WE ARE UNABLE TO PREDICT THE IMPACT THAT THE CONTINUING THREAT OF TERRORISM AND THE RESPONSES TO THAT THREAT BY MILITARY, GOVERNMENT, BUSINESS AND THE PUBLIC MAY HAVE ON OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION, RESULTS OF      OPERATIONS AND CASH FLOWS.

The recent terrorist attacks in the United States, which have brought devastation to many people and shaken consumer confidence, have disrupted commerce throughout the world. The continuing threat of terrorism in the United States and other countries and heightened security measures, as well as current and any future military action in response to such threat, may cause significant disruption to the global economy, including widespread recession. To the extent that such disruptions result in a general decrease in government, business and consumer spending that could decrease demand for our current and planned products and services, in our inability to effectively market our products and services, or in financial or operational difficulties for the service providers, such as server operators, on which we rely, our business and results of operations could be materially and adversely affected. We are unable to predict whether the continuing threat of terrorism or the responses to such threat will result in any long-term commercial disruptions or whether such terrorist activities or responses will have a long-term material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

LEGISLATIVE ACTIONS, HIGHER INSURANCE COSTS AND POTENTIAL NEW ACCOUNTING PRONOUNCEMENTS ARE LIKELY TO IMPACT OUR FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may be potential new accounting pronouncements or regulatory rulings, which will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes and proposed legislative initiatives are likely to increase general and administrative costs. In addition, insurance costs, including health, workers’ compensation and directors and officers’, have been dramatically increasing and insurers are likely to increase rates as a result of high claims rates over the past year and our rates are likely to increase further in the future. Further, proposed initiatives could result in changes in accounting rules, including legislative and other proposals to account for employee stock options as an expense. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

ADDITIONAL RISKS.

In addition to matters affecting our industry generally, factors which could cause actual results to differ from expectations include, but are not limited to (i) insufficient sales of our products; (ii) the introduction by competitors of new products with significant competitive advantages over our products; (iii) the lack of sufficient resources to sustain marketing and other operations; (iv) the inability to attract and retain sufficient management and technical expertise, or the loss of key employees; (v) the inadequacy of our contractual or legal efforts to protect confidential information or intellectual property, and the financial inability to pursue legal remedies that may be available; (vi) the ineffectiveness of our selection, due diligence, execution, and integration of acquisitions;  (vii) the direct or indirect effects of hackers on public utilities, telecommunications networks, customers, vendors, service providers, and the economy or financial markets generally; (viii) other technical or communications problems, such as power outages, system failures or system crashes; and (ix) unknown risks and uncertainties, or the inability to assess any existing risks and uncertainties.

RISKS ABOUT OUR STOCK AND THIS OFFERING

CERTAIN INSIDERS HAVE ENOUGH SHARES TO EXERCISE CONTROL OVER MATTERS SUBJECT TO INVESTOR VOTE, WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE.

As of December 31, 2004, officers and directors controlled eight one percent (81%) of our common stock and therefore control the election of directors and all other matters subject to stockholder vote. This concentration of ownership may also have the effect of delaying or preventing a change of control, even if this change of control would benefit certain shareholders. These shareholders may make decisions that may not be in the best interest of minority stockholders. As a result, this concentration of ownership could have an adverse effect on the market price of our common stock.

OUR STOCK PRICE COULD BE VOLATILE AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PRICE HIGHER THAN WHAT YOU PAID.

There is no current public market for our common stock. If our common stock is sold on the public market after registration under this Registration Statement, the market for our shares could be highly volatile. The trading price of our common stock could be subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, announcements of technological innovations or new products by our competitors or us, changes in prices of our products and services or our competitors’ products and services, changes in proposed product mix, changes in our revenue. In addition, the stock market in general, and the stocks of web-based businesses in particular, have experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

WE MAY NEED TO COMPLY WITH PENNY STOCK REGULATIONS WHICH COULD EFFECT THE LIQUIDITY AND PRICE OF OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to, among other things:

Deliver a standardized risk disclosure document prepared by the SEC;

Provide the customer with current bid and offers quotations for the penny stock;

Explain the compensation of the broker-dealer and its salesperson in the transaction;

Provide monthly account statements showing the market value of each penny stock held in the customer’s account;

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment; and

Provide a written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares may be subject to the penny stock rules, you may find it more difficult to sell your shares.

CONVERTIBLE NOTE HOLDERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK.

Our common stock to be issued under convertible notes we issued may be purchased at a substantial discount to the price for the common stock being registered under this Prospectus. The holders of the convertible notes have a financial incentive to exercise their conversion rights. If these conversion rights are exercised, it could decrease the price of our common stock.

A LARGE NUMBER OF SHARES WILL BECOME AVAILABLE FOR FUTURE SALE.

We expect the trading price of our common stock to fluctuate depending on the supply of our shares in the public market. Many of the shares that are outstanding are or will within the twelve months become available for sale in the public market. Rule 144, this Offering, and our registration of shares issuable pursuant to certain registration rights agreements or stock option agreements will result in a large number of shares being available for public sale as compared with the number of shares historically traded. A large supply of shares, unless met by an equal or greater demand, could result in lower trading prices.

FUTURE ISSUANCES OF STOCK COULD ADVERSELY AFFECT HOLDERS OF COMMON STOCK.

The Board of Directors is authorized to issue shares of preferred stock without approval from holders of common stock. Preferred stock can have rights and preferences, as may be determined by the Board of Directors that are senior to the common stock. The Board of Directors is authorized to issue additional shares of common stock without approval from holders of common stock. Additional common stock may be issued or reserved for issuance on terms and at prices as may be determined by the Board of Directors. Among other things, such authority may make it more difficult for a person to acquire the Company. In turn, this may make it less likely that holders of common stock will receive a premium price for their shares.

NO OFFERING MINIMUM.

There is no minimum investment required. All funds that we receive will be immediately available for our use. There are no commitments or understandings on the part of any third parties for the purchase of any shares of common stock that we are offering for sale. Consequently, there can be no assurance of the amount of proceeds, if any, that we may receive by way of this offering.

RISKS ABOUT OUR INDUSTRY

OUR INDUSTRY HAS RAPIDLY CHANGING TECHNOLOGY AND, IF WE DO NOT STAY CURRENT, WE MAY LOSE CUSTOMERS AND OUR BUSINESS WILL BE HARMED.

The Internet is experiencing rapid technological change, changing market conditions and customer demands, and the emergence of new industry standards and practices that could render our web site and proprietary technology obsolete. Our future success will substantially depend on our ability to enhance our future services, develop new services and proprietary technology and respond to technological advances in a timely and cost-effective manner. The development of the web site and other proprietary technology entails significant technical and business risk. We cannot assure you that we will succeed in developing and using new technologies or in adapting our proprietary technology and systems to meet emerging industry standards and customer requirements. If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, or if our new products and services do not achieve market acceptance, our business, prospects, results of operations and financial condition would suffer a material adverse effect.

WE RUN A RISK OF SYSTEM CAPACITY CONSTRAINTS AND SYSTEM FAILURE.

We are largely dependent upon our communications and computer hardware and software. A high volume of traffic and transactions on our servers could exceed their capacity. If our digital content were to load slowly, this may potentially drive away customers. Based on our experience and the experience of other companies, we anticipate that we will experience periodic system interruptions in the future. Any system interruptions that result in the unavailability of our service or in reduced customer activity could lead our users to seek out our competitors. In such an event, we might find it difficult and might have to incur additional marketing costs to get our users to return to our system. Our systems are also vulnerable to damage from earthquakes, fires, floods, power loss, telecommunications failure, break-ins and similar catastrophic events. A substantial interruption in the operability of these systems would harm our business. We do not have any business interruption insurance that would compensate us for any resulting losses we might incur.

WE DEPEND ON THE INTERNET INFRASTRUCTURE.

Our business model depends on the Internet infrastructure for video transmission. This dependence on the Internet infrastructure may prove problematic for a number of reasons, including the following:

Inadequate development of the necessary infrastructure for communication speed, access and server reliability;

Security and confidentiality concerns;

Lack of development of complementary products, such as long haul wireless high-speed modems and high-speed communication lines;

Implementation of competing technologies;

Delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity; and

United States and foreign governmental regulation.

THE SUCCESS OF OUR INDUSTRY MAY DEPEND, IN PART, ON THE CONTINUED SUCCESS AND GROWTH OF THE INTERNET

The success of the Company’s products may depend, in part, on the Company’s ability to introduce products that are compatible with the Internet and on the broad acceptance of the Internet and the World Wide Web as a viable commercial marketplace. It is difficult to predict with any assurance whether the Internet will prove to be a viable commercial marketplace or whether the demand for Internet-related products and services will increase or decrease in the future. The increased commercial use of the Internet could require substantial modification and customization of the Company’s products and services and the introduction of new products and services, and there can be no assurances that the Company would be able to effectively migrate its products to the Internet or to successfully compete in the market for Internet-related products and services.

The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as a reliable network backbone with the necessary speed, data capability, and security, or timely development of complementary products, such as high speed modems. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or due to increased governmental regulation. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, data corruption, cost, ease of use, accessibility, and quality of service) remain unresolved and may negatively affect the attractiveness of commerce and communication on the Internet. Because global commerce and online exchange of information on the Internet and other similar open wide area networks are new and evolving, there can be no assurance that the Internet will prove to be a viable commercial marketplace. If critical issues concerning the commercial use of the Internet are not favorably resolved, if the necessary infrastructure and complementary products are not developed, or if the Internet does not become a viable commercial marketplace, the Company’s business, operating results and financial condition could be materially and adversely affected.

Demand and market acceptance of products and services over the Internet remain uncertain. Moreover, we cannot accurately predict the size of our market or our future growth rate, if any. The success of our services will depend substantially upon the widespread acceptance and use of the Internet by a broad base of businesses. Rapid growth in the use of the Internet is a recent phenomenon. For us to succeed, businesses that have historically used other means must accept and utilize novel ways of conducting business and exchanging information. We cannot assure you that a broad base of businesses will accept the Internet as an effective way of conducting business and exchanging information. If our on-line services do not achieve market acceptance or if the Internet does not become a viable way of conducting business and exchanging information, our business, results of operations and financial condition would suffer a material adverse effect and we may be unable to sustain our operations.

OUR INTERNET USE IS VULNERABLE TO THIRD PARTY MISCONDUCT.

Despite our implementation of network and firewall security, our servers are vulnerable to computer viruses, physical or electronic break-ins, deliberate attempts by third parties to exceed the capacity of our systems and similar disruptive problems. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays, and losses of data. The occurrence of any of these risks could harm our business.

ALTHOUGH INTERNET COMMERCE HAS YET TO ATTRACT SIGNIFICANT REGULATION, GOVERNMENT REGULATION MAY RESULT IN FINES, PENALTIES, TAXES OR OTHER COSTS OR CONSEQUENCES THAT MAY REDUCE OUR FUTURE EARNINGS.

The United States Congress has passed or is considering passing legislation regulating certain aspects of the Internet, including online content, copyright infringement, user privacy, taxation, access charges, digital signatures and liability for third-party activities. The European Union also has enacted several directives relating to the Internet, including directives that address the use of personal data, e-commerce activities, security, commercial piracy, consumer protection and taxation of e-commerce transactions. Various states have adopted and are considering Internet-related legislation and regulations. Governmental authorities in the United States and abroad are considering other legislative and regulatory proposals to further regulate the Internet. Areas of potential regulation include libel, pricing, quality of products and services and intellectual property ownership. We cannot predict what new laws will be enacted, or how courts will interpret existing and new laws, and therefore are uncertain as to how new laws or the application of existing laws will affect our business. In addition, our business may be indirectly affected by legislation that affects the ability of our customers to engage in e-commerce activities. Increased regulation of the Internet may decrease the growth in the use of the Internet, which could decrease the demand for our products and services, increase our cost of doing business or otherwise harm our business, results of operations and financial condition.

USE OF PROCEEDS

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received from the sale of our common stock registered under this Registration Statement. The Gross Proceeds represent the total dollar amount, which we could expect to receive from the sale of such common stock. The table assumes estimated offering expenses of $100,000.

	Proceeds	Proceeds
	If 100% Sold	If 50% Sold

Gross Proceeds	$ 5,000,000	$ 2,500,000
Estimated Expenses of the Offering	100,000	100,000

Net Proceeds	$ 4,900,000	$ 2,400,000

Intended Use	Order of Priority	Proceeds at 100%	Proceeds at 50%

Working capital and general
corporate expenses	1st	$3,000,000	$800,000
Expansion of internal operations	2nd	500,000	500,000
Potential acquisition costs	3rd	1,000,000	700,000
Costs for capital expansion	4th	400,000	400,000

Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

The foregoing represents our present intentions and best estimate with respect to the allocations of the proceeds of this offering based upon our present plans and business conditions. However, no assurances can be given that unforeseen events or changed business or industry conditions will not result in the application of the proceeds of this offering in a manner other than as described herein. Consequently, future events, including changes in our business plan, and economic, competitive or industry conditions, may make shifts in the allocation of funds necessary or desirable. If the intended use of proceeds differs from the activities listed above, we will file a post-effective amendment disclosing this change and we will discontinue the offering until the post-effective amendment is declared effective.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no trading market for the shares of common stock offered. Consequently, the initial public offering price of the shares of common stock was essentially arbitrarily determined. The factors considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of Oxford. The offering price bears no relationship to the book value, assets or earnings of Oxford or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

DILUTION

Further dilution may occur in the event that any of our convertible notes are converted into our common stock. The conversion prices of $0.25 to $1.00 per share of common stock and the $1.00 warrant price are substantially less than the target offering price hereunder of $5 per share of common stock.  In addition the Company has agreed to issuance 800,000 to the shareholders of Mergence and is potentially entering into acquisitions, which provide for issuance of an additional 2,100,000 shares.

SELLING SECURITY HOLDERS

This Prospectus does not provide for registration by any of our existing shareholders.

PLAN OF DISTRIBUTION

We will sell a maximum of 1,000,000 shares of our common stock to the public on a “self- underwritten” basis, meaning we will sell shares through our officers and directors, without an underwriter. We will wait until this Prospectus clears comments by the Securities and Exchange Commission, and then we will begin to offer our common stock only to potential buyers who qualify under the relevant exemptions provided by state “blue sky” law, and only to those persons who have first received a copy of this Prospectus. After delivery of the Prospectus, we will accept subscriptions from investors, but we will not accept payments for stock to be issued in this offering until the Registration Statement has been declared effective. Payments when received will be deposited into our bank account.

There can be no assurance that any of these shares will be sold. This is not an underwritten offering. If the market price of our common stock falls significantly below the $5.00 offering price in this Registration Statement prior to the closing date of December 31, 2005, we may be forced to withdraw the unsold shares from this offering or file a post-effective amendment to this Registration Statement offering the unsold shares at a lower per share price. If a post-effective Registration Statement is filed, we will be unable to continue the offering until such post-effective amendment is declared effective. The gross proceeds to us will be $4,900,000, if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares. However, we do reserve the right to pay commissions of up to 10% for broker participation. Funds raised from this offering will be applied first to pay the costs of this offering which are estimated to be approximately $100,000, and after those costs are paid the remainder of the funds raised from this offering will be used in accordance with the “Use of Proceeds” section detailed in this Prospectus.

There is no minimum purchase requirement for this offering, and in conjunction with this no-minimum requirement, any funds received in this offering will be immediately available to us for our use, and no funds will be placed in an escrow or trust account.

Regulation M of the Securities and Exchange Act of 1934 (which replaced Rule 10b-6) may prohibit a broker-dealer from engaging in any market making activities with regard to a company’s securities. Under Section 242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not plan to engage in any passive stabilizing activities.

The shares of common stock represented by the offering are being registered pursuant to Section 12 of the Securities Exchange Act of 1934 and Section 5 of the Securities Act, for which an exemption from registration as provided in Section 3 and Section 4, is not available.

LEGAL PROCEEDINGS

No material legal proceedings to which we (or any of our directors or officers in their capacities as such) are party or to which property of the Company is subject is pending and no such material proceeding is known by our management to be contemplated. Mergence has been involved in several lawsuits but none of these lawsuits involved Oxford.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The names and ages of all of our directors and executive officers, along with their respective positions, term of office and period such position(s) was held, is as follows:

Name

Age

Position Held

Thomas C. Hemingway

49

Chairman of the Board; Chief Executive

 Officer

Herbert L. Presley

44

Director, President; Chief Operating Officer

T. Richard Hutt

64

Director; Vice President; Secretary; Treasurer

David P. Noyes

62

Chief Financial Officer

James H. Budd

63

Director

Upon registration of the securities hereunder, an audit committee will be formed with a financial expert to serve as the chairman of that committee.

BIOGRAPHIES OF OFFICERS AND DIRECTORS

Set forth below is a brief description of the background of our officers and directors based on information provided by them to us:

Thomas Hemingway – Director, Chairman and CEO, became the Chief Executive Officer and Chairman of Oxford on October 1, 1999. On August 5, 1998, Mr. Hemingway became the Chief Executive Officer and Chairman of the Mergence pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark Corporation, a California corporation (“Intermark”), and Intermark’s security holders upon the consummation of that transaction. A co- founder of Intermark, from October 1995 to the present Mr. Hemingway served as Chief Executive Officer and in other senior management positions at Intermark, a software publishing, sales and marketing company.

T. Richard Hutt – Director, Secretary-Treasurer, was elected to the Board of Directors on October 1, 1999. In August 1998, Mr. Hutt became a Vice President and the Secretary of Mergence pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark and Intermark’s security holders. A co-founder of Intermark, from October 1995 to the present Mr. Hutt has served as Vice President of Sales and Secretary of Intermark.

James H. Budd -Director, was elected to the Board of Directors on October 1,1999. In August 1998, Mr. Budd became a Vice President of Mergence pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark and Intermark’s security holders. A co-founder of Intermark, from October 1995 to the present Mr. Budd has served as Vice President of Marketing and in other executive capacities of Intermark, a software publishing, sales and marketing company

Herbert L. Presley – Director, President and COO, joined Oxford Media in August 2004 as a Director, President and Chief Operating Officer. Previously from 2001 –2004 he was President of Digital Interactive Streams Inc., Jacksonville, FL Digital Interactive Streams, Inc. (DiStream™) is an Innovation and Technology Company that develops radical digital video technologies for the media center of tomorrow, today. DiStream creates a new kind of advanced digital video technology. Technology that is market-driven and business-sensible. The result is a rich portfolio of patent-pending technologies and products that span the entire digital video distribution spectrum.  From 1999 – 2001 he was Managing Director of Diligence Technology Consulting LLC, Jacksonville, Florida (DTC) was created and formed to provide investors and fortune 1000 companies with a highly talented group of consultants to evaluate new technologies or technology opportunities and provide strategic marketing, technical, and advisory services for the telecommunications industry.

David Noyes - Chief Financial Officer.  Mr. Noyes became the Chief Financial Officer of the Company in August 2004.  Mr. Noyes is also currently Managing Director of Monarch Capital Resources, LLC, a business-consulting firm.  In addition he was Chief Financial Officer of Interchange Corporation from January 2001 through January 2003 and Mergence Corporation from September 1999 through November 2000. He also was a Chief Executive Officer and Chief Financial Officer and Director of American Furnishings Corp. and California Mattress, President, Chief Financial Officer and Director of California Software Products, Inc. and Director and Chief Financial Officer of Griswold Industries. He is a Certified Public Accountant with a MBA and a BS from UCLA.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

All of the Common Stock of the Company was owned by Mergence Corporation (“Mergence”) at December 31, 2003 and June 30, 2004. The Company had been a 100% subsidiary of Mergence since its formation on October 1, 1999. In July 2004, the Board of Directors of Mergence and Oxford elected to forward split the 300 shares of common stock of Oxford 600:1 resulting in 1,800,000 shares of common stock issued and outstanding. Concurrently, the Board of Directors of Mergence elected to sell 1,000,000 shares of its Oxford common stock to new management of Oxford and “spin out” the balance of its Oxford stock in a tax-free reorganization, representing 800,000 shares to its shareholders of record on August 27, 2004. On August 17, 2004, the purchase agreement of the Oxford shares was modified and the Company’s management agreed to purchase all outstanding shares owned by Mergence, for a total of $ 108,000 ($0.06 per share). As part of the Agreement, the Company assumed certain liabilities of Mergence totaling $125,319. Further, the buyers agreed that the Company will issue 800,000 newly issued shares of its common stock to certain Mergence Corporation shareholders pro-rata. The shareholders receiving shares will be determined by an independent committee established by Oxford and which will independently develop objective criteria to be employed in order to select the shareholders to receive shares. Prior to such issuance, a registration statement covering the shares will be filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933. The Company shall make the issuance when and if the Company obtains the effectiveness of such registration statement.

The Board of Directors and Management of Oxford and Mergence were the same through June 30, 2004. Oxford was a wholly owned subsidiary through July 29, 2004

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of December 31, 2004 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2003 fiscal year, and (iv) all of our directors and current executive officers as a group:

     Shares                         Percent

Tom Hemingway, Chairman, CEO, Director                                 1,000,000

31.5%

One Technology Drive, Building H

Irvine CA 92629

T. Richard Hutt, Vice President

     Secretary, Director

     500,000

15.7%

One Technology Drive, Building H

Irvine CA 926299

Herbert Presley, President, COO,

Director

                   560,000

17.6%

One Technology Drive, Building H

Irvine CA 92629

David P. Noyes, CFO

                   500,000                         15.7%

One Technology Drive, Building H

Irvine CA 92629

All Directors and Officers as a group (4 persons)                        2,560,000

             80.6%

There were no stock options outstanding as of  December 31, 2004

DESCRIPTION OF SECURITIES

Common Stock.  Our Certificate of Incorporation authorizes us to issue 50,000,000 shares of common stock, par value $0.01 per share. As of December 31, 2004, 3,175,000 common shares were issued and outstanding and no preferred stock was issued.

Voting Rights. Each share of our common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of stockholders. Our Board of Directors is elected annually at each annual meeting of the stockholders. Stockholders are not permitted to vote their shares cumulatively.

Dividend Policy. All shares of common stock are entitled to participate ratably in dividends when, as and if declared by our Board of Directors out of the funds legally available therefore. Any such dividends may be paid in cash, property or additional shares of common stock.  We have not paid any dividends since inception and presently anticipate that all earnings, if any, will be retained for development of our business. We expect that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, general business conditions, and other pertinent facts. We may never pay dividends on our common stock.

Miscellaneous Rights And Provisions. Holders of common stock have no preemptive or other subscriptions rights, conversions rights, and redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of Oxford, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of Oxford after satisfaction of all liabilities.

Preferred Stock.  Our Certificate of Incorporation authorizes us to issue 1,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this Prospectus, no shares of preferred stock have been issued by us. Further, no provisions have been in our Certificate of Incorporation or in any other designation for the rights and preferences for such preferred shares. In the event we determine, at any time, to issue preferred shares, we will designate the rights and preferences applicable to that class of preferred shares.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel within the meaning of those terms under Item 504 of Regulation S-B will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of Oxford. Nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

EXPERTS

The balance sheets as of December 31, 2003 and 2002, and the related statements of operations, stockholders’ deficit and cash flows for the years then ended appearing in this prospectus and registration statement, are included herein in reliance on the report of Hansen, Barnett & Maxwell, independent public accountants, given upon the authority of that firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be  governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two (2) years, the Company has not engaged in any transactions or proposed transactions which would be required to be disclosed hereunder due to any of the following relationships with the Company: any director or executive officer of the Company; any nominee for election as a director; security ownership of certain beneficial owners and management; or, any member of the immediate family of any of the persons named directly above.

DESCRIPTION OF BUSINESS

HISTORY

Oxford Media Corp. was formed January 13, 1999 and was acquired by Mergence Corporation (“Mergence”) (formerly eSynch Corporation) on October 1, 1999. Oxford was engaged in DVD video encoding, compression and authoring. Mergence acquired all the outstanding shares of Oxford common stock in exchange for 450,000 shares of Mergence common stock. The acquisition was accounted for using the purchase method of accounting and the purchase price of the acquired assets was computed to be $720,000, which was attributed to the assets acquired including software licenses in the amount of $100,000 and goodwill in the amount of $119,900. Mergence received a nonexclusive license from Oxford Management Corporation, a Nevada corporation, for a license of proprietary software and source code for a video-on-demand hotel pay-per-view system. The value of the software license was included in other assets of Mergence and was amortized over three years. At December 31, 2001, management evaluated the goodwill for impairment and, based on an analysis of estimated future cash flows, management determined that the goodwill was impaired. Accordingly, the Company recognized an impairment loss in the amount of the $29,973 to reduce the remaining un-amortized carrying value of the goodwill to its estimated discounted net future cash flows. Due to a lack of resources, the Company curtailed its operational activities on September 30, 2002 and abandoned operating equipment resulting in an impairment loss of $20,501. The Company then refocused operations to explore opportunities in the hospitality video on demand market and TV over Broadband Internet Protocol (“IPTV”) for business and home use through the Internet and wireless systems.

The Company has no current operating business but has been exploring acquisition candidates and has entered into letters of intent as explained below. The Company has incurred operating losses from operations from inception through September 30, 2004 totaling $13,834,725, including allocations from Mergence for operating expenses and has accumulated a deficit at September 30, 2004 in the amount of $13,834,725. The allocation from Mergence for operating expenses since inception was approximately $12,567,000 and depreciation and amortization amounted to $720,000. The Company’s allocation from Mergence was approximately one-third of Mergence’s operating expenses during the time of Mergence’s ownership of Oxford. The allocation is intended to take into account that Mergence owned one other company besides Oxford. Although the Company has nominal liabilities, the future successful operations will be dependent upon successful implementation of its planned acquisitions.

In July 2004, the Board of Directors of Mergence and Oxford elected to forward split the 300 shares of common stock of Oxford 600:1 resulting in 1,800,000 outstanding. Concurrently, the Board of Directors of Mergence elected to sell 1,000,000 shares of its Oxford’s common stock to new management of Oxford and spin out the balance of its Oxford stock representing 800,000 shares to its shareholders of record on August 27, 2004. On August 17, 2004, the purchase agreement of the Oxford shares was modified and the Company’s management agreed to purchase all outstanding shares owned by Mergence, for a total of $ 108,000 ($0.06 per share). As part of the Agreement, the Company assumed certain liabilities of the Mergence totaling $125,319.  Further the Buyers agreed that the Company will issue 800,000 newly issued shares of its common stock to Mergence Corporation shareholders pro-rata from a list provided by Mergence and that prior to such issuance, will file with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, a registration statement covering the shares. The Company shall make the issuance when and if the Company obtains the effectiveness of the registration statement.

The Company is now in the process of acquiring digital video on demand companies and has entered into letters of intent on to acquire eMod Systems, Inc. (“eMod”) a digital solutions company concentrating on the secure high quality distribution of digital video content to the hotel industry and SkyPath Satellite Systems, Inc. (“SkyPath”), a provider of free to guest television to the hotel industry. These acquisitions are expected to be finalized in the 1st quarter of 2005. The Company has completed its due diligence investigations of both companies and has reached general agreement on all significant points. However, a definitive agreement with either eMod or SkyPath has not yet been entered into and we cannot assure that the acquisitions will ever be finalized with either company.

BUSINESS OVERVIEW

THE MARKET

According to industry publications, such as American and Lodging Associations publications and Forrester Research, there are at least one half million-hotel rooms not served by PPV or VOD, primarily because of the size of the hotel. The major players typically bypass properties under 300 rooms due to the cost of installation and maintenance. Of these properties over 250,000 rooms qualify as potentially profitable because of location, clientele, day rate and occupancy. Add the attrition of at least 10% of our competition’s sites due to end of contract or challenges and un-profitability of site due to extreme high system cost and service issues and the demand for a low cost simple system to provide basic PPV or VOD services is high and the market continues to grow each year.

The recently published report “Consumer Oriented Video-On-Demand Via IP Networks by In-Stat/MDR estimates VOD over IP (i.e. Internet channel) to reach 17 million subscribers and bring $1.9 billion in revenue to Hollywood by 2006. These figures are particularly important since the current market for IP distribution of family-oriented video content is only around $10 million, which indicates that this is the right time to establish a service offering with tremendous growth opportunities. Market penetration is expected to be phenomenal, with about 40% of worldwide consumers who have high-speed Internet connections to their residences using 'on demand' services by 2006. In terms of geography North America will account for 43% of revenues, followed by Asia with 37%, Europe with 15%, and the rest of the world with 4.7%.

“Consumer Oriented Video-On-Demand Via IP Networks”, May 2002, In-Stat/MDR

HOTEL VIDEO SERVICES

eMod’s PPV/VOD System benefits the guest, the hotel and the content owners. Hotel guests enjoy high quality video when they want it. The hotel is not involved in the transaction or service yet receives many financial benefits from the system. Lastly, the content owners enjoy a secure, accountable distribution system that provides accurate reporting and immediate financial remuneration for use. The system was originally designed in 1998, but was discontinued to the high cost of hardware. The system was revived in 2002 with new software and lower hardware costs, which with the continued development has made it a low cost option for hotels. The system provides for no front desk involvement with its proprietary ordering and billing software. It includes secure distribution of content to on-site servers, rapid deployment, low cost installation and on-line service and upgrades.

THE TECHNOLOGY

The PPV/VOD system is a digital file server located within the hotel property connected to each room via a simple set-top box or addressable decoder. The guest dials an internal extension on the in-room phone, which connects to the main computer. An automated voice prompts the guest through the selection and order process with the guest using a credit card for payment. The computer identifies the room through the call and through the set top box controller and delivers the movie file to the room. No front desk involvement, no hotel collection of fees and no challenge to the order. New movies are downloaded via the Internet or satellite networks to all properties utilizing proprietary encryption technology.

The single largest cost in providing pay per view is content distribution to both the hotel and to the individual hotel rooms. With today’s Internet connections, movie files of all types can be distributed and stored on inexpensive servers. Then utilizing the existing low frequency cabling already installed in the building to pay for and forward the movie to the guest. The system plays movies using the existing cabling available in every hotel, cutting one half of the cost of digital or tape-based systems. The lack of front desk involvement and low hardware costs allows for the hotel to have a VOD system at a cost of cable television alone.

eMod brings to the hotelier a way to provide the services required for that next star (per Mobil Hotel Industry rating definitions) or diamond rating (per AAA Hotel Industry rating definition) at about the cost of current standard cable and PPV services. Up to now, movies on demand were available to only large properties because of the cost and maintenance of the system and the lengthy return on investment.

eMod has changed that with a new low cost system remotely monitored and programmed with no front desk involvement. Entertainment is available as individually scheduled programs or full channels on demand through an addressable decoder chip located behind the wall plate outlet or a simple inexpensive set-top box and a low-cost server located in the hotel. Guests purchase the programs using the existing in-room phone, by using a credit card to pay while following the preprogrammed voice prompts.

Oxford’s customer service technicians will handle the rest, from collecting the funds, sending the program to the room and providing an 800 number in case of problems or questions from the guest. Free to Guest programming is provided through satellite delivery via DirecTV.  Combining the “packaged” offering of Free to Guest programming along with video on demand for about the same as the hotelier is paying to the cable company, which makes the two seamless and allows Oxford to control all entertainment available through the existing cabling system in each hotel. In addition, the possibility of ad insertion becomes a major advantage in reaching thousands of hotel travelers via the system with specific demographics available.

SYSTEM ADVANTAGES

Hotels Require Pay Per View Systems For An Additional Star Rating Of 3 Stars (Mobil travel) Or Diamonds

(AAA)

Hotel Pays A Fixed Lease Fee For The Equipment For 5 Years With Automatic Renewal For Another 3 Years

Fast Installation With No Interruption Of Guest Services

No Property Management System Interface

System Is Continually Monitored With 24 Hour Service Direct To Rooms

Uses Existing Cable Plant And Any Brand Of TV’s

Major Studio Early Release Content

TARGET CUSTOMERS

Hotels can be grouped into location categories, i.e. Suburban, Highway, Urban, Airport, and Resort. Oxford can select those hotels, which have the occupancy and clientele whose guests are most likely to order a movie. Business and vacation travelers are the most likely to pay for a movie. Currently, business traveler’s account for nearly 30% of hotel guests while vacationers account for about 24%. Over 70% of the guests who buy a movie will buy an adult title.  Therefore our target hotels and clientele are the business travelers and adult vacation areas.  Families will occasionally buy a current release but hotels within the family resort/vacation areas typically choose not to have adult titles.

GROWTH BEYOND OUR TARGET MARKET

Future growth outside of our target market of 50-299 room hotels will come from a growing base of larger hotel properties still using tape based high maintenance systems looking for a solution that requires less involvement from hotel staff and has a potential for revenue sharing from the sale of content. PPV/VOD system is also configured for use in telephone company DSL systems offering programming on demand to residential markets.

The hotel PPV/VOD system serves as the test bed for developing technologies that will keep Oxford ahead of the competition. The Company has developed proprietary compression processes and is in joint ventures with software developers and set-top box manufacturers having created encoding, encryption, distribution processes and digital decoders that meet current and future thinking of the film industry’s technology decision makers.  eMod executives sit on several of the Hollywood standards committees, including World Airline Entertainment Association (“WAEA”) Digital Management Working Group, Digital Rights Management Workgroup, MPEG System Workgroup, and DVD Workgroup. The WAEA determines the requirements for security and quality of digitally distributed content for airlines, hotels and cruise ships. The Company has developed the solution to the content owners and distributors that meet the call for an end-to-end process. The facility in Irvine has been configured to meet the Motion Picture Association of America (MPAA) requirements for content integration, as well as security (see Item 3 “Description  Property”).

FROM HOTEL TO HOME USE

The Company through eMod has developed proprietary software that allows for the sale and distribution of low cost digital set-top boxes for the hotel and home use. The low cost digital decoder for hotels provides a discreet addressability to each room or TV for improved service and remote access and maintenance. A new box designed and built for the system allows the home viewer to surf the Internet with improved readability or watch near DVD quality movies streamed or stored in their PC and displayed on their TV.

A new wireless model under development for hotel use, will allow lower cost hotel and multi-family dwellings such as apartments and vacation rental properties to offer pay-per-view systems. Oxford will expand its hotel PPV/VOD system to applications within apartments and Home Owners Association’s (HOA) providing pay-per-view services to these venues not included with standard cable programming. This will utilize the same PPV/VOD systems and applications and be marketed directly to the targeted groups.

PROPRIETARY RIGHTS, PATENTS, TRADEMARKS AND COPYRIGHTS

The Company regards certain features of its products and services as proprietary, patentable and relies on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect its proprietary information.  However, the Company has licenses to use and distribute video-on-demand technology and patents.

ONGOING SOFTWARE DEVELOPMENT

Oxford continues to develop enhancements to its basic encoding and viewing software and is currently working on MPEG4, Part 10 and H.264 encoders, which will be ready for release later this year. The company is also developing a software based high definition (HD) encoder for PPV/VOD clients. The hotel PPV/VOD systems provide the company with an active test bed for these emerging technologies that can be effectively demonstrated to content owners and distributors.

MARKETING

Marketing is divided into two simultaneous efforts: to sell the system to the hotel and to sell the guest on the content.  To sell to the hotel, Oxford has entered an agreement with SkyPath Systems to market through its free to guest DirecTV service, offering both services at one low cost.  Selling content is the responsibility of Oxford through the “barker” channel and any in-room or on-site literature or promotions.

SkyPath is in a daily contact with limited service customers representing properties across the US. They have sales people that have formulated automatic proposals and quotes for free to guest systems. Having performed over 300 hotel installations of DirecTV and DirecTV combined, they have a huge viable database of hotels and buyers and owners that require pay per view.  They have established themselves as a leader in quality and responsiveness in the industry and are one of DirecTV’s top service operators in the country.  Using their proven abilities have made them preferred vendor for many hotel chains.

Oxford will concentrate its sales efforts to hotels within the highway, airport and suburban business areas and those hotels that meet our demographic targets.  Business travelers spent over $8 Billion on entertainment in 2003. By providing a discreet payment system, Oxford plans to capture a significant buy rate from this market.

Marketing has begun on a restricted basis to locate hotel sites suitable for new beta testing.  Over 140 potential hotels have been identified. The current method of engagement is on a person-to-person level with some preliminary draft information.  Once funded, the company will embark on a more formal sales and marketing effort. SkyPath Systems, our sales and marketing partner, has compiled a list of prospective hotels from their own service list and initial marketing research to present the Oxford’s PPV/VOD model. SkyPath has compiled up to date fax, addresses, general managers, and owner’s lists.

COMPETITION

Competition in this industry is very active and includes virtually all aspects of the entertainment industry. Market participants include, but are not limited to (i) other interactive television service providers (such as LodgeNet Entertainment Corporation On Command Corporation, SVI, Hospitality Networks, SeaChange, InRoomVideo, Verizon, Sprint, NexTV and General Dynamics; (ii) cable television companies; (iii) direct broadcast satellite companies (such as DIRECTV and EchoStar Communications); (iv) Internet service providers and high-speed portals (such as STSN, Wayport, Guestek, Time Warner, and Yahoo); (v) companies offering web sites that provide on-demand movies; and (vi) rental companies that provide videocassettes and DVDs that can be viewed in properly equipped hotel rooms and on other portable viewing devices. The major competitors are as follows:

Lodgenet Entertainment Corporation.   Lodgenet, Sioux Falls South Dakota, has been providing hotel entertainment systems since the early 1990’s and is one of the world’s largest and leading providers of interactive televisions and broadband services to hotels, resorts and casinos. As of December 31, 2003, Lodgenet provided televisions to approximately 5,800 hotel properties serving nearly one million rooms. Lodgenet which trades on the NASDAQ National Market System under the symbol “LNET” has revenues in 2003 of $250 million, operating income before depreciation and amortization of $85 million and a net loss of $35 million.  The company’s digital systems are installed in 42% of the Company’s room bases, The Company intends to uses its product design and development expertise to continue to lower the cost of the systems and related installation.

On Command Corporation.   On Command, Denver, Co., which is owned by Liberty Media, provided in-room entertainment for approximately 891,000 rooms as of December 31, 2002. Revenues were $227 million for the year ended December 31, 2002 and $177 million for the nine months ended September 30, 2003.  The company’s focus has traditionally been on hotels in excess of 150 rooms but it launched its MiniMate systems to compete in smaller hotel properties.

SVI Systems.  SVI is a privately owned company based in Peoria Ill.  According to SVI, they now have approximately 1,950 hotels with 260,000 rooms utilizing a simple VOD system whereby movies are ordered through the room phone and adjacent card swipe.  They generally are tape-based systems with VCPs located on the hotel property.

NXTV. NXTV located in Woodland Hills, California, is a new player with a sophisticated, if not complex system for large premium properties.  They are only in about 5 hotels in the Beverly Hills area.  The team at eMod developed the encoding specifications for their system.

Hotel Movie Network.  Hotel Movie Network located in Mesa, Arizona, has a small-inherited base of 200 rooms plus in which video tape players, along with 20-year-old refurbished SA 2400’s are used to do pay per view.  Per management they are located in over 200 hotels with approximately 20,000 rooms. Their contracts were inherited with a startup company which failed to offer 3 D television and has no new launches of its system, and would make for a viable take over of properties should it be identified as a quick start.

Other hotel entertainment system are generally in room VCPs with video tapes available through a vending machine or operators using older Lodgenet systems sold off in the past three years.

A number of potential competitors could use their existing infrastructure to provide in-room entertainment services to the lodging industry, including some of the aforementioned franchised and wireless cable operators, telecommunications companies, Internet service and digital broadcast service providers. Some of these potential competitors are already providing Guest Pay, free-to-guest or Internet-related services to the lodging industry.  These companies have substantially greater financial and other resources than the Company, and it is possible that such competitors may develop a technology that is more cost effective than the Company’s.

SkyPath has approximately 20 significant competitors providing Free to Guest television from satellite sources and numerous cable companies.  SkyPath is rated in the top five providers of satellite provided television to the hospitality industry.  eMod currently has no installed systems and will market their VOD solution through the SkyPath organizations and other FTG companies and directly limited service hotels groups and management companies. EMod feels that its product offering is very cost effective compared to the competition and that along with SkyPath’s FTG systems, it will be able to successfully achieve adequate market penetration. To respond to competition, the Company will need to continue to enhance its systems, expand its operations and meet the increasing demands for competitive pricing and service quality.

EMPLOYEES

As of December 31, 2004, we employed 4 full time employees all of who are executives are managers.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

CRITICAL ACCOUNTING POLICIES

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations are discussed throughout this section where such policies affect our reported and expected financial results. Note that our preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Our accounting policies that are the most important to the portrayal of our financial condition and results, and which require the highest degree of management judgment relate to revenue recognition, the provision for uncollectible accounts receivable, and property & equipment.

Our revenue recognition policy for sale of network products is in compliance with SEC Staff Accounting Bulletin (SAB) 104. Revenue from the sale of network products is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and collectibility is reasonably assured.

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the declining balance method over the estimated useful lives of the assets at five to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

OVERVIEW

Oxford is a digital solutions company concentrating on the secure high quality distribution of digital video content. Oxford has had no operations for the last two years and has been looking for acquisitions of companies providing video services to the hospitality industry.  The company feels that the eMod acquisition provides key management, which has extensive experience in the field of Video-on-Demand  (VOD) and hotel PPV. They developed the first Laserdisc based PPV system in 1990 and the first digital file server for the hotel industry in 1997.  eMod saw the need for a low cost system for smaller hotels using the latest file server technology. The two major competitors, Lodgenet and On-Command have ignored or removed systems in small properties due to the cost of operating and maintaining an existing analog tape based system or the high cost of their digital file servers not meeting their expected ROI when deployed in smaller hotels.

Upon completion of the two acquisitions, the company will be taking advantage of this identified opportunity to drive additional revenues to an underserved market in the hospitality entertainment business and will accomplish this by acquiring free to guest (FTG) services companies, providing programming from satellite networks to hotels with less than 300 rooms. Oxford plans to add VOD/ PPV and Internet access to the existing services. It will stay ahead of the competition by completing the development of its wireless distribution (WiFi) system to lower the infrastructure costs of future build outs.

REVENUE

The Company generated no revenues in 2003 while going through a transition period, but had generated  minimal revenue in 2002 from services and technology software delivered over the Internet and plans to generate future revenue from the hospitality pay per view and video related services, upon the completion of the eMod and SkyPath acquisitions.

The company will derive revenues by selling and servicing systems which will provide television video and video on demand in-room entertainment, on-demand video and audio content over the Internet and by providing related services, including production, post production, compression, encoding, and encryption upon the completion of the eMod acquisition.

DIRECT COSTS AND EXPENSES

Direct costs will include expenses directly related to the installation, operation and maintenance of systems at hotel sites and monthly fees paid to Internet Service Providers, and content providers.

The Company expenses will consist of system development, sales and marketing, and general and administrative expenses. System development expenses consist primarily of salaries and payroll related expenses, fees to outside contractors and consultants, allocation of rent and depreciation on equipment. Sales and marketing and general and administrative expenses consist of salaries and related benefits, commissions, promotional expenses, public relations services, professional services, stock issued for services, stock-based compensation, and general operating costs.

RESULTS OF OPERATIONS

The primary operations have consisted of raising capital, acquiring businesses, developing and marketing video-on-demand services and video streaming through the Internet, hotel pay per view systems and DVD video encoding, compression and authoring. The Company had curtailed these activities due to a lack of financial resources.  The Company is now in the process of acquiring digital video on demand companies and has entered into letters of intent on to acquire eMod, a digital solutions company concentrating on the secure high quality distribution of digital video content to the hotel industry, and SkyPath S a provider of free to guest television to the hotel industry.

The Company has incurred operating losses from operations from inception through September 30, 2004 totaling $13,834,725, including allocations from Mergence for general and administrative expenses and has accumulated a deficit at September 30, 2004 in the amount of $13,834,725. The allocation from Mergence for operating expenses since inception was approximately $12,567,000.  Although the Company has nominal liabilities, the future successful operations will be dependent upon successful implementation of its planned acquisitions.

The following Selected Financial Data should be read in conjunction with the financial statements and notes thereto found elsewhere herein.

                                       FOR THE NINE MONTHS ENDED     FOR THE YEARS ENDED

                                            SEPTEMBER 30,                  DECEMBER 31,

                                      ------------------------ -----------------------------

                                             2004      2003             2003           2002

                                        -----------  ----------   -----------    -----------

REVENUE                                  $    -       $   -       $     -        $    39,375

COST OF PRODUCTS SOLD                         -           -             -             38,315

                                         -----------  ----------  -----------     ----------

    GROSS PROFIT                              -           -             -              1,060

                                         -----------  ----------  -----------     ----------

OPERATING AND OTHER (INCOME) EXPENSES

  General and administrative allocation

    from parent                             477,536     685,000       767,000      1,242,000

  General and administrative                158,231       1,273         1,273            573

  Stock Based Compensation                   45,600       -             -               -

  Depreciation and amortization               1,177       -             -            165,132

  Impairment loss on property abandoned       -           -             -             20,501

  Gain on sale of equipment                   -           -             -            (7,417)

                                         -----------  ---------   -----------     ----------

    TOTAL OPERATING AND OTHER EXPENSES      682,544    686,273        768,273      1,420,789

                                         -----------  ---------   -----------     ----------

NET LOSS                                 $ (682,544) $(686,273)   $  (768,273)  $(1,419,729)

                                        ============ ==========  ============    ============

NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2003.

General and administrative expenses were $158,231 in 2004 compared with $1,273 in 2003. The increase in general and administrative expenses was due to the start of separate operations from Mergence in August 2004.  The Company had been a wholly owned subsidiary of Mergence until August 2, 2004 and the Company’s allocation from Mergence for operating expenses was $477,536 in 2004 and $685,000 for the nine months ended September 30, 2004 and 2003 respectively. The allocation represented one-third of Mergence’s operating expenses for each period.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

Sales were $ -0- in 2003 compared to $ 39,375 in 2002. The Company discontinued operations on September 30, 2002 and has no sales since that time.  The company does not anticipate any sales until completion of the planned acquisitions.

The cost of product sold in 2003 was -0- compared to   $ 38,315 in 2002. The decrease was due to no operating activities in 2003 while the Company was going through its transition phase. General and administrative expenses were $1,273 in 2003 compared with  $573 in 2002. The Company had been a wholly owned subsidiary of Mergence.  The Company had no depreciation and amortization expenses in 2003 as compared with $143,162 and $21,979 in 2002.  The Company abandoned all its equipment in September 2002 and incurred an impairment loss of $20,501.  The Company’s allocation from Mergence for operating expenses was $767,000 and $1,242,000 for 2003 and 2002 respectively, representing one-third of Mergence’s operating expenses. Mergence operating expenses, included general and administrative expenses, stock based compensation. Stock issued for services and interest expense.

LIQUIDITY AND CAPITAL RESOURCES

The Company had separated from Mergence Corporation in August 2004 and at September had a deficit in working capital of $191,308  and Stockholders’ deficit of $84,489.  During the quarter ended September 30, 2004, the Company raised $176,500 in cash by the issuance of 185,000 shares of its common stock and issued stock for the retirement of debt of $13,800. During the period from October 1, 2004, the Company raised another $175,000 for the issuance of 175,000 shares of common stock and $175,000 through the issuance of a convertible note payable. The Company had been raising capital of approximately $1 million through a private placement and has raised a total of $335,000 through December 31,2004.  The Company anticipates later raising additional capital of $3 million to $5 million in conjunction with this offering.  The Company anticipates that the acquisition of both eMod and SkyPath will be completed in the 1st quarter of 2005 and the need for additional capital will increase accordingly.

There are no commitments for future financing from related parties or others. Management’s plans include reducing costs and increasing revenues, both in the network consulting business and in the telecom brokerage business. In addition, management plans to finance future operations through private or public issuances of the Company’s common stock.  Management cannot assure the ultimate success or favorable outcome of these plans and financing may not be available on terms acceptable to the Company.

PLAN OF OPERATIONS

The Company anticipates that the acquisition of both eMod and SkyPath will be completed in the 1st quarter of 2005.  The Company will initially market its VOD systems through the existing installed SkyPath’s customer base.  SkyPath will be responsible for selling the complete package, including FTG and VOD services, and will be assisted by a new telemarketing group.  The sales focus will be on smaller hotels with under 200 guest rooms.  The Company anticipates it will exchange stock and other considerations to complete the acquisitions and will treat both transactions under the purchase method of accounting.  We anticipate for both transactions to be completed by March  31, 2005.  The Company’s ability to attract new hotels for the VOD and FTG offerings will impact the future success of the Company.

Upon completion of the acquisitions, the Company initially plans to sell the VOD system to the SkyPath existing customer base and plan to market and sell the complete VOD/FTG solution to new customers in the hospitality sector. This will be achieved through the existing SkyPath sales organization as well as through a new telemarketing group being developed. In addition, the Company is in negotiations with addition acquisitions of VOD/FTG companies which have taped based systems and which the Company intends to upgrade to the Company’s digital servers and new wireless solutions. The Company anticipates it will have funding needs to accomplish the planned roll out of approximately $2.6 million and will incur an operating loss in 2005 of approximately $1 million. The Company’s target is for excess of 400 hotels with approximately 50,000 rooms as customers by the end of 2005.

NUMBER OF SHAREHOLDERS

As of December 31, 2004, we had 14 shareholders of record.

PENNY STOCK RULES

We anticipate that our stock will have a market price of $5.00 per share, although there is no guaranty of that price, and it is possible that the market price may be less than $5.00 per share. The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price less than $5.00 per share or an exercise price less than $5.00 per share, subject to certain exceptions. Accordingly, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of  $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell our common stock in the public market.

DIVIDENDS

We have never declared dividends on our common shares and we do not anticipate declaring any dividends in the foreseeable future, though there are no existing restrictions on the authority of the Board of Directors to declare dividends out of funds legally available for the payment of dividends.

DESCRIPTION OF PROPERTIES

Our headquarters is an office facility in Irvine, California of approximately 9,500 square feet under a month-to-month lease from an independent third party at $9,150 per month on a full service basis. Management currently believes that the space is sufficient for the Company provide for our hotel pay per view, streaming, encoding, encryption, key clearing, publishing, marketing and sales operations as well as research and development and engineering. The condition of the property is good. The property is located in an office and industrial area with nearby access to freeways and airports.

Management believes that the space will adequately provide for our requirements, as well as expansion of our business. The condition of the property is good. The property is located in an office and industrial area with nearby access to freeways and airports.

EXECUTIVE COMPENSATION

From inception of the Company, its Directors, and Officers received no compensation from the Company. Oxford entered into Executive Employment Contracts with its executive management effective August 17, 2004, which are summarized below.

EXECUTIVE EMPLOYMENT AGREEMENTS

Oxford has entered into employment agreements with each Executive Officer listed below effective August 17, 2004. The terms of those employment agreements are summarized in the following table:

                     CURRENT BASE                             STOCK GRANT

NAME                 COMPENSATION       TITLE                    SHARES  (1)

-------------------  ------------    ---------------------- ----------------

Thomas C. Hemingway     $ 120,000     Chairman and CEO           66,666

                        $ 180,000 (2)

T. Richard Hutt         $  96,000     Secretary-Treasurer        66,666

Herbert L. Presley      $ 120,000     President and COO          560,000

                        $ 180,000 (2)

David P. Noyes          $120,000      CFO                        66,667

                        $162,000 (2)

(1) We determined fair value to be $0.06 per share.

(2) Increase to this amount upon the successful raise of $2,500,000 in equity financing.

All of the above contracts are for a three-year period but may be cancelable by either party with 60 days notice.  If the Company for any reason other than cause terminates the contracts, the employee shall receive six months severance, including all other benefits and perquisites. All of the above contracts provide for three weeks vacation and a car allowance of $750 per month.  There have been no stock options issued for Oxford.

DIRECTORS COMPENSATION

We do not have a formal or informal plan or written or unwritten commitments to compensate directors. The Company’s non-employee Director is not currently compensated for attendance at Board of Directors meetings. The Company may adopt a formal director compensation plan in the future. All of the Directors are reimbursed for their expenses for each Board and committee meeting attended.

TRANSFER AGENT

Our transfer agent for our common stock is Interwest Transfer Company, 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as “believe”, “may”, “could”, “will”, “intend”, “expect”, “anticipate”, “plan”, and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our “Risk Factors” section and elsewhere in this Prospectus. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance, or achievements may not meet these expectations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as otherwise required by applicable law.

FINANCIAL STATEMENTS

OXFORD MEDIA CORP.

FINANCIAL STATEMENTS

TABLE OF CONTENTS

                                                                                                                                                                  PAGE

Page

Report of Independent Certified Public Accountants                              F-1

Balance Sheets - September 30, 2004 (Unaudited) and December 31, 2003

and 2002                                                                        F-2

Statements of Operations for the Nine Months Ended September 30,

2004 and 2003 (Unaudited) and for the Years Ended

December 31, 2003 and 2002                                                      F-3

Statements of Stockholders' Deficit for the Years Ended

December 31, 2002 and 2003 and Nine Months Ended September 30,

2004 (Unaudited)                                                                F-4

Statements of Cash Flows for the Nine Months Ended September 30,

2004 and 2003 (Unaudited) and for the Years Ended December

31, 2003 and 2002                                                               F-5

Notes to Financial Statements                                                   F-6

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and the Stockholders

Mergence Corporation

We have audited the accompanying consolidated balance sheets of Oxford Media Corp. as of December 31, 2003 and 2002 and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Oxford Media Corp as of December 31, 2003 and 2002 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 of the consolidated financial statements, the Company has suffered substantial and recurring losses from operations and negative cash flows from operating activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

June 30, 2004

OXFORD MEDIA CORP.

 BALANCE SHEETS

                                               SEPTEMBER 30,    DECEMBER 31,   DECEMBER 31,

                                                  2004            2003          2002

                                              ------------   ------------   ------------

                                                (Unaudited)

                                 ASSETS

CURRENT ASSETS

  Cash                                         $   1,839      $     -       $     -

  Advances and deposits                            5,000            -             -

                                              ------------    ------------  -----------

    TOTAL CURRENT ASSETS                           6,389            -             -

PROPERTY AND EQUIPMENT

  Furniture and equipment                          7,861            -             -

  Leasehold improvements                          18,835            -             -

                                              ------------   ------------  ------------

                                                  26,696            -             -

  Less accumulated depreciation and

    amortization                                   1,177            -             -

                                              ------------   ------------  ------------

    TOTAL PROPERTY AND EQUIPMENT                  25,519            -             -

OTHER ASSETS

   Loan receivable from eMod Systems, Inc.        81,500            -             -

                                              ------------   ------------  ------------

TOTAL ASSETS                                   $ 113,858        $    -       $     -

                                              ============   ============  ============

       LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

  Accounts payable                            $  139,947      $      1,245  $       772

  Accrued liabilities                             58,400             1,600          800

                                               -----------     ------------  -----------

    TOTAL CURRENT LIABILITIES                    198,347             2,845        1,572

                                               -----------     ------------  -----------

STOCKHOLDERS' DEFICIT

  Preferred stock - $0.01 par value;

   1,000,000 shares authorized;

   none outstanding                                  -                 -           -

  Common stock - $0.01 par value; 50,000,000

   shares authorized; 2,975,000,1,800,000

   and 1,800,000 shares issued and

   outstanding                                     29,750            18,000       18,000

  Additional paid-in capital                   13,720,486        13,131,336   12,364,336

  Accumulated deficit                         (13,834,725)      (13,152,181) (12,383,908)

                                              ------------     ------------  -----------

    TOTAL STOCKHOLDERS' DEFICIT                (84,489)      (2,845)  (1,572)

                                              ------------     ------------  -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT   $   113,858      $       -     $      -

                                              ============     ============  ===========

The accompanying notes are an integral part of these financial statements.

OXFORD MEDIA CORP.

 STATEMENTS OF OPERATIONS

                                       FOR THE NINE MONTHS ENDED     FOR THE YEARS ENDED

                                            SEPTEMBER 30,               DECEMBER 31,

                                      ------------------------ -----------------------------

                                             2004      2003             2003           2002

                                        -----------  ----------   -----------    -----------

                                                (Unaudited)

REVENUE                                  $    -       $   -       $    -         $    39,375

COST OF PRODUCTS SOLD                         -           -            -              38,315

                                         -----------  ----------  -----------     ----------

    GROSS PROFIT                              -           -            -               1,060

                                         -----------  ----------  -----------     ----------

OPERATING AND OTHER (INCOME) EXPENSES

  General and administrative allocation

    from parent                             477,536     685,000       767,000      1,242,000

  General and administrative                158,231       1,273         1,273            573

  Stock based compensation                   45,600       -             -              -

  Depreciation and amortization               1,177       -             -            165,132

  Impairment loss on property abandoned       -           -             -             20,501

  Gain on sale of equipment                   -           -             -             (7,417)

                                         -----------  ---------   -----------     -----------

    TOTAL OPERATING AND OTHER EXPENSES      685,544    686,273        768,273      1,420,789

                                         -----------  ---------   -----------     -----------

NET LOSS                                 $ (682,544) $(686,273)   $  (768,273)   $(1,419,729)

                                        ============ ==========  ============    ============

BASIC AND DILUTED LOSS PER COMMON SHARE  $   (0.34)     (0.38)    $    (0.43)   $     (0.79)

                                        ============ ==========   ============   ============

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES

   USED IN PER SHARE CALCULATION         2,016,500    1,800,000     1,800,000      1,800,000

                                        ============ ===========  ============   ============

The accompanying notes are an integral part of these financial statements.

OXFORD MEDIA CORP.

 STATEMENTS OF STOCKHOLDERS' DEFICIT

                                              COMMON STOCK          ADDITIONAL                         TOTAL

                                         -----------------------     PAID-IN     ACCUMULATED     STOCKHOLDERS'

                                             SHARES    AMOUNT        CAPITAL       DEFICIT          DEFICIT

---------------------------------------------------------------------------------------------------------------

BALANCE – DECEMBER 31, 2001              1,800,000     $ 18,000    $10,783,000    $(10,964,179)    $ (163,179)

Noncash contribution from parent                -         -          1,581,336              -       1,581,336

Net loss for the year ended

  December 31, 2002                             -         -             -           (1,419,729)    (1,419,729)

                                           -------    ----------  ------------    ------------      ----------

BALANCE – DECEMBER 31, 2002              1,800,000       18,000     12,364,336     (12,383,908)       (1,572)

Noncash contribution from parent                -          -           767,000              -         767,000

Net loss for the year ended

  December 31, 2003                             -          -             -            (768,273)      (768,273)

                                           -------    ---------    -----------     ------------     -----------

BALANCE – DECEMBER 31,2003               1,800,000       18,000     13,131,336     (13,152,181)       (2,845)

Noncash contribution from parent

 (Unaudited)                                                           365,000                        365,000

Stock based compensation (Unaudited)       760,000        7,600         38,000                         45,600

Stock issued for cash (Unauidted)          185,000        1,850        174,650                        176,500

Stock issued for cancellation

  of debt (Unaudited)                      230,000        2,300         11,500                         13,800

Net loss for the nine months ended

  September 30, 2004 (Unaudited)                                                     (682,544)       (682,544)

                                          --------    ---------    ------------    ------------      ----------

Balance September 30, 2004 (Unaudited)   2,975,000     $ 29,750    $13,720,486    $(13,834,725)      $(84,489)

                                         =========    =========    ===========     ============     ===========

The accompanying notes are an integral part of these financial statements.

OXFORD MEDIA CORP.

 STATEMENTS OF CASH FLOWS

                                               FOR THE NINE MONTHS ENDED         FOR THE YEARS ENDED

                                                     SEPTEMBER 30,                     DECEMBER 31,

                                             --------------------------     --------------------------------

                                                 2004           2003               2003              2002

                                              ------------   ------------   --------------     -------------

                                                      (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                     $ (682,544)     $(686,273)       $(768,273)      $(1,419,729)

  Adjustments to reconcile net loss to net

    cash used by operating activities:

    Noncash expenses allocated from Parent        365,000        685,000          767,000         1,242,000

    Depreciation and amortization                   1,177           -                 -             165,141

    Stock based compensation                       45,600           -                 -                -

    Gain on sale of equipment                        -              -                 -              (7,417)

    Loss on disposal of equipment                    -              -                 -              20,501

  Changes in assets and liabilities:

      Accounts receivable                            -              -                 -              35,800

      Advances and deposits                        (5,000)          -                 -                -

      Accounts payable                            125,806            473              473               772

      Accrued liabilities                          56,800            800              800           (20,036)

                                                -----------   -----------   --------------     -------------

  NET CASH FLOWS FROM OPERATING ACTIVITIES        (93,161)          -                 -              17,032

                                                -----------   -----------   --------------     -------------

INVESTING ACTIVITIES

   Advances to eMod Systems, Inc.                 (81,500)         -                 -                 -

                                                 -----------   -----------   --------------     -------------

   NET CASH USED IN INVESTING ACTIVITIES          (81,500)         -                 -                 -

CASH FLOWS FROM FINANCING ACTIVITIES

  Stock issued for cash                           176,500

  Capital distribution to parent                     -              -                 -             (17,132)

                                                -----------   -----------   --------------     -------------

  NET CASH FLOWS FROM FINANCING ACTIVITIES        176,500           -                 -             (17,132)

                                               ------------   -----------  --------------      -------------

NET INCREASE (DECREASE) IN CASH                   1,839             -                 -             (100)

CASH - BEGINNING OF PERIOD                           -              -                 -                100

                                               ------------   -----------   --------------     -------------

CASH - END OF PERIOD                             $ 1,839        $    -          $      -        $       -

                                               ============   ===========   ==============     =============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING

 AND FINANCING ACTIVITIES

Stock issued in conversion of debt              $ 13,800

Purchase of leasehold improvements and

   equipment through increase in accounts

   payable                                      $ 26,696

Conversion of payable to parent to capital      $    -         $    -           $      -         $  339,336

Reduction of payable to parent by proceeds

from sale of equipment                                                                 -             10,000

The accompanying notes are an integral part of these financial statements.

OXFORD MEDIA CORP.

NOTES TO FINANCIAL STATEMENTS

(Information as of September 30, 2004 and for the Nine

Months Ended September 30, 2004 and 2003 is Unaudited)

NOTE 1--NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Oxford Media Corp. (the “Company”) was formed effective October 1, 1999, when Mergence Corporation (“Mergence”) (formerly eSynch Corporation) completed the acquisition of Oxford Media Corporation (“Oxford”), which was engaged in DVD video encoding, compression and authoring. Under the Agreement, the shareholders of Oxford exchanged all the outstanding shares of Oxford common stock for 450,000 shares of the Mergence’s common stock. The acquisition was accounted for using the purchase method of accounting and the purchase price of the acquired assets was computed to be $720,000, which was attributed to the assets acquired including software licenses in the amount of $100,000 and goodwill in the amount of $119,900. Mergence received a nonexclusive license from Oxford Management Corporation, a Nevada corporation, for a license of proprietary software and source code for a video-on-demand hotel pay-per-view system. The value of the software license was included in other assets of Mergence and was amortized over three years. At December 31, 2001, management evaluated the goodwill for impairment and, based on an analysis of estimated future cash flows, management determined that the goodwill was impaired. Accordingly, the Company recognized an impairment loss in the amount of the $29,973 to reduce the remaining unamortized carrying value of the goodwill to its estimated discounted net future cash flows.  Due to a lack of resources, the Company curtailed all operational activities on September 30, 2002 and abandoned its operating equipment resulting in an impairment loss of $20,501. The Company then refocused operations to explore opportunities in the hospitality video on demand market and TV over Broadband Internet Protocol (“IPTV”) for business and home use through the Internet and wireless systems.

The primary operations of the Company have consisted developing and marketing video-on-demand services and video streaming through the Internet and DVD video encoding, compression and authoring.  The Company is focusing on acquiring digital video on demand companies.

On July 29, 2004, the Board of Directors of the Company agreed to forward split the then outstanding 300 shares of common stock 600 to 1 to change the issued and outstanding stock of the Company to 1,800,000 shares. This change has been retroactively included in the financial statements for all periods.

The Company had been a 100% subsidiary of Mergence since its formation on October 1, 1999. In the year ended December 31, 2002 Mergence forgave all net advances made and owing from the Company in the amount of $339,336. The Company recognized this transaction as a noncash capital contribution during 2002. In February 2004, the Board of Directors of Mergence elected to spin out the stock of the Company to the shareholders of Mergence; however, that transaction was not completed and Mergence sold the Company to three individuals (“buyers”), including two officers of the Mergence whereby the buyers forgave $108,000 of Mergence’s indebtness in exchange for all of the shares of Oxford (1,800,000 shares) held by the Company.  As part of the Agreement, Oxford assumed certain liabilities of the Mergence totaling $125,319.  Further the Buyers agreed that Oxford will issue 800,000 newly issued shares of its common stock to Mergence Corporation shareholders pro-rata from a list provided by the Company and that prior to such issuance, will file with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, a registration statement covering the shares.  The issuance shall be made by Oxford when and if the registration statement shall have been declared effective by the Securities and Exchange Commission.  Oxford intends to complete a registration statement on Form SB-2 as soon as possible, at the Oxford’s cost, in order to make the share issuance in accordance with the Securities Act of 1933.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.  The Company was allocated one-third of operating expenses of its parent company since exception which allocation was based upon the parent owning two subsidiaries.

Business Condition - The accompanying financial statements have been prepared on the basis of the Company continuing as a going concern. The Company has incurred losses from operations from inception totaling $13,834,725 at September 30, 2004 and 13,152,182 at December 31, 2003 including allocations from Mergence for operating expenses. The Company suffered negative cash flows from operating activities during the year ended December 31, 2003 and nine months ended September 30, 2004. In addition, the Company has a working capital deficiency and a capital deficiency at December 31, 2003 and September 30, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Although the Company has nominal liabilities, future successful operations will be dependent upon successful implementation of its planned acquisition of eMod Systems, Inc., a digital solutions company concentrating on the secure high quality distribution of digital video content to the hotel industry.  and SkyPath Satellite Systems, Inc., a provider of free to guest television to the hotel industry. Management plans to complete

OXFORD MEDIA CORP.

NOTES TO FINANCIAL STATEMENTS

(Information as of September 30, 2004 and for the Nine

Months Ended September 30, 2004 and 2003 is Unaudited)

both acquisitions in accordance with letters of intent entered into by the Company.  Completion of the transaction and success in this venture is not assumed.

Fair Values of Financial Instruments - The amounts reported as accrued liabilities are considered to be reasonable approximations of their fair values. Management estimated the fair value estimates based on their near term nature.

Operating Expense Allocation – The Company’s parent, Mergence has sustained substantial operating losses since the acquisition of the Company.  These losses have been allocated equally between Mergence and its two wholly owned subsidiaries. The amount allocated for the years ended December 31, 2003 and 2002 were $767,000 and $1,242,000, respectively, and the total allocation since inception through September 30, 2004, amounted to approximately $12,567,000. Amounts allocated were accounted for as noncash capital contributions to the Company from Mergence.  Mergence charged no interest on balances for the allocation or intercompany accounts, but the allocation for operating expenses included a pro-rata cost for the interest incurred by Mergence.

Basic and Diluted Loss Per Common Share - Basic income loss per common share is computed by dividing the income or loss by the weighted-average number of common shares outstanding during the year. There were no potentially issuable common shares under contracts at December 31, 2003 and, therefore, none were excluded from the calculations of diluted loss per common share.

Interim Financial Statements - The unaudited interim financial statements as of September 30, 2004 for the nine months ended September 30, 2004 and 2003 and, included herein, have been prepared by the Company, without audit, pursuant to rules and regulations of the Securities and Exchange Commission, and, in the opinion of management, reflect all adjustments (consisting of only normal recurring adjustments) which are necessary for a fair presentation. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results for the full year.

Revenue Recognition – Revenue from DVD video encoding, compression and authoring and video-on-demand services was recognized when the product or services was completed, the products were transmitted or shipped to the customer and accepted by the customer.

New Accounting Standards - In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, this statement modifies the criteria for classification of gains or losses on debt extinguishment such that they are not required to be classified as extraordinary items if they do not meet the criteria for classification as extraordinary items in accordance with APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The Company has applied the provisions of this standard to transactions occurring after December 31, 2002.  The adoption of this standard had no effect on the accompanying financial statements.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equities. Statement No. 150 requires financial instruments that are mandatorily redeemable or that contain an obligation to repurchase the financial instrument be classified as liabilities. Statement No. 150 was effective July 1, 2003.  The adoption of this standard had no effect on the accompanying financial statements.

NOTE 2 - EQUIPMENT AND LONG-LIVED ASSETS

Equipment and long-lived assets are reviewed for impairment yearly.  Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceed the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

The Company abandoned its remaining equipment in the year ended December 31, 2002, which had an original cost of $572,646 and incurred an impairment loss of $21,501. There was no impairment loss in 2003.

OXFORD MEDIA CORP.

NOTES TO FINANCIAL STATEMENTS

(Information as of September 30, 2004 and for the Nine

Months Ended September 30, 2004 and 2003 is Unaudited)

NOTE 3 - STOCKHOLDERS' EQUITY

On February 22, 2004, the Company amended its Certificate of Incorporation authorizing 1,000,000 shares of $0.01 par value

Preferred Stock and increased its authorized number of its $0.01 par value Common Stock to 50,000,000 shares.  On July 29, 2004, the Board of Directors of the Company agreed to forward split the then outstanding 300 shares of common stock 600 to 1 to change the issued and outstanding stock of the Company to 1,800,000 shares. The accompanying financial statements have been restated for the effects of this change on a retroactive basis for all periods presented

NOTE 4 - INCOME TAXES

There was no provision for, or benefit from, income taxes for any period presented. The components of the net deferred tax asset as of December 31, 2003 and 2002 were as follows:

                                        2003               2002

                                    ------------      ------------

Operating loss carry forwards       $    612,595      $    569,797

Valuation allowance                     (612,595)         (569,797)

                                    ------------       ------------

Net Deferred Tax Asset              $          -       $         -

                                    ============       ============

For income tax reporting purposes, the Company has net operating loss carry forwards in the amount of approximately $1,641,875 at December 31, 2003 that will expire beginning in the year 2011 through 2023. The valuation allowance increased by $42,798 and $360,873 during the years ended December 31, 2003 and 2002, respectively.

The following is a reconciliation of the tax benefit that would result from applying the federal statutory tax rate to pretax loss with the provision for income taxes for the years ended December 31, 2003 and 2002:

                                        2003              2002

                                    ------------      ------------

Benefit at federal statutory

 rate (34%)                         $   (261,213)     $   (482,707)

Stock-based compensation                 243,849           168,836

Change in valuation allowance             42,798           360,873

State tax benefit, net of federal

 tax effect                             (25,434)         (47,002)

                                    ------------      ------------

Provision for Income Taxes          $      -          $      -

                                    ============      ============

NOTE 5 – SUBSEQUENT EVENTS

The Company had been a 100% subsidiary of Mergence since its formation on October 1, 1999.  On July 29, 2004, the Board of Directors of Mergence and the Company elected to forward split the 300 shares of common stock of the Company 600-to-1 resulting in 1,800,000 shares outstanding after the forward split, all of which were owned by Mergence,  Mergence sold the Company to three individuals (“buyers”), including two officers of the Mergence whereby the buyers forgave $108,000 of Mergence’s indebtness in exchange for all of the shares of Oxford (1,800,000 shares) held by the Company.  As part of the Agreement, Oxford assumed certain liabilities of the Mergence totaling $125,319.  Further the Buyers agreed that Oxford will issue 800,000 newly issued shares of its common stock to Mergence Corporation shareholders pro-rata from a list provided by the Company and that prior to such issuance,

OXFORD MEDIA CORP.

NOTES TO FINANCIAL STATEMENTS

(Information as of September 30, 2004 and for the Nine

Months Ended September 30, 2004 and 2003 is Unaudited)

will file with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, a registration statement covering the shares.  The issuance shall be made by Oxford when and if the registration statement shall have been declared effective by the Securities and Exchange Commission.  Oxford intends to complete a registration statement on Form SB-2 as soon as possible, at the Oxford’s cost, in order to make the share issuance in accordance with the Securities Act of 1933.

Between September 9, 2004 and December 31, 2004, the Company issued a total of   360,000 Shares of Common Stock to certain accredited investors. These accredited investors each paid $1.00 per Share to acquire the 360,000 Shares. All shares were acquired as part of a separate private offering of Shares.

During August 2004 the Company issued 760,000 shares of its common stock to officers for services valued at $45,600 and issued 230,000 shares of our common stock to a consult for cancellation of indebtedness of $13,800.  Between September 9, 2004 and December 31, 2004 the Company issued 360,000 shares of our common stock to accredited investors for cash proceeds of $360,000, or $1.00 per share, in a private placement offering. The Company also issued 25,000 shares of our common stock as finders’ fees.

As of December 31, 2004, the Company  had at least 510,000 shares of common stock potentially issuable upon the exercise of convertible promissory notes and warrants outstanding as follows:

On October 11, 2004 the Company issued $40,000 in convertible notes payable under terms established July 1, 2004, to outside consultants. The notes accrue interest from October 11, 2004 at 8% and are due, together with accrued but unpaid interest, March 31, 2005 if not converted sooner. Principal amount of the notes are convertible at the option of the holder into shares of our common stock at a rate of $0.25 per share through March 31, 2005. Upon conversion, the Company could potentially issue 160,000 shares of its common stock. The Company may pre-pay any of its convertible notes, in whole or in part, at any time upon 30-days prior notice to the holder.

On November 22, 2004 the Company issued $175,000 in convertible notes payable to an investor. The note accrues interest at 8% and is due, together with accrued but unpaid interest, November 22, 2005 if not converted sooner. Principal amount of the notes are convertible together with accrued but unpaid interest at the option of the holder into shares of Oxford common stock at a rate of $1.00 per share through November 22, 2005. Upon conversion of the note the Company could potentially issue at least 175,000 shares of its common stock. The Company also issued warrants to the investor to purchase 175,000 shares of its common stock at an exercise price of $1.00 per common share through a date which is two years after we obtain the effectiveness of this registration statement.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware law provides that any director or officer of a Delaware corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position, so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that his conduct was in the corporation’s best interest. If a director or officer is wholly successful, on the merits or otherwise, in connection with such proceeding, such indemnification is mandatory.

The Company’s Certificate of Incorporation and Bylaws contain provisions which provide, among other things, that the Company shall indemnify certain persons, including officers and directors, against judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  As to any action brought by or in the right of the Company, such indemnification is limited to expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of the case, and shall not be made, absent court approval, if it was determined that such person was liable for negligence or misconduct in the performance of his duty to the Company.

The Certificate of Incorporation and the Bylaws of the Company, filed as Exhibits 3.1 and 3.2, respectively, provide that the Company will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings where the officer or director acted in good faith and in a manner he reasonably believed to be in the Company’s best interest and is a party by reason of his status as an officer or director, absent a finding of negligence or misconduct in the performance of duty.

If unsuccessful in defense of a suit brought by or under the right of Oxford, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys’ fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, except that if such a person is adjudicated to be liable in such suit for  negligence  or misconduct  in the performance of such person’s duty to us, such  person  cannot be made whole even for expenses unless the court determines that  such  person  is fairly and reasonably entitled to be indemnified for such expenses.

As soon as may be practicable, we expect to cover our officers and directors by officers’ and directors’ liability insurance in an amount to be determined by the Board of Directors which will include reimbursement for costs and fees. We expect to enter into Indemnification Agreements with each of our executive officers and directors which will provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys’ fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on  behalf  of  an Indemnitee.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following sets forth the estimated costs and expenses, all of which shall be borne by the Company, in connection with the offering pursuant to this Registration Statement:

SEC Registration Fees	$ 700
Legal Fees and Expenses	35,000
Accounting fees and expenses	30,000
Blue sky filing fees and printing	10,000
Miscellaneous	25,300

TOTAL:	$ 100,000

RECENT SALES OF UNREGISTERED SECURITIES

We issued the following shares without registration under the Securities Act during the following periods:

760,000 shares were issued upon execution of employment contracts in August 2004

230,000 shares were issued for cancellation of indebtness of $13,800.

During September, 2004 we sold a total of 185,000 shares of  common  stock  without  registration  pursuant to the exemptions afforded by Regulation  D  resulting  in  gross  proceeds  of  $185,000. During the 4th quarter of 2004, we sold a total of 200,000 shares of  common  stock  without  registration  pursuant to the exemptions afforded by Regulation  D  resulting  in  gross  proceeds  of  $175,000 and $25,000 of expenses exchanged for shares. These sales were undertaken under Rule 506 of Regulation D under the Securities Act, as amended, by the fact that:

The sales were made to sophisticated or accredited investors, as defined in Rule 502;

We gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information  furnished;

At  a  reasonable  time  prior  to  the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

Neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

We exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act in compliance with Rule 502(d).

We utilized the services of finders in placing the 185,000 shares of common stock. We did not utilize the services of brokers or underwriters. The Offering was self-underwritten. The Offering expenses were approximately 15% of the gross Offering proceeds.

ADDITIONAL INFORMATION

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the Registration Statement. A copy of the Registration Statement and the exhibits and schedules that were filed with the Registration Statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

EXHIBITS

FINANCIAL STATEMENT SCHEDULES:

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or the notes thereto.

(a)

Exhibits

Exhibit Number                             Description

3.1       (1)                                    Certificate of Incorporation

3.2       (1)                                    Certificate of Amendment of Certificate of Incorporation

3.3       (1)                                    By-Laws

3.4      (1)                                     Specimen of Stock Certificate

3.5      (1)                                    Agreement and Plan of Reorganization

2.1

     (2)                                   Letter of Intent dated July 19, 2004 between the Registrant and

                                                    SkyPath Satellite Systems, Inc, a Texas Corporation

2.2

      (2)                                   Letter of Intent dated August 27, 2004 between the Registrant and

                                                     eMod Systems, Inc., a Delaware Corporation

3.1

      (2)                                  Purchase Agreement dated August 2, 2004 among Mergence

                                                    Corporation, Thomas C. Hemingway, T. Richard Hutt, and David P.

                                                     Noyes

3.2         (2)                                  Agreement dated August 17, 2004 among the Registrant, Mergence

                                                    Corporation, Thomas C. Hemingway, T. Richard Hutt, and

                                                    David P. Noyes

10.1       (2)                                  Executive Employment Agreement dated August 17, 2004 between the

                                                    Registrant and Thomas Hemingway

10.2      (2)                                  Executive Employment Agreement dated August 17, 2004 between the

                                                    Registrant and Herbert L. Presley

10.3       (2)                                 Executive Employment Agreement dated August 17, 2004 between the

                                                    Registrant and David P. Noyes

10.4       (2)                                 Executive Employment Agreement dated August 17, 2004 between the

                                                    Registrant and  T. Richard Hutt

23.1       (3)                                 Consent of Spectrum Law Group, LLP

23.2       (3)                                 Consent of Hansen, Barnett & Maxwell

(1) Incorporated by reference to the like-numbered exhibit to the Company's Form 10 SB/A filed July 13, 2004

(2) Incorporated by reference to the like-numbered exhibit to the Company's Form 8-K filed November 3, 2004.

(3) Filed herewith.

UNDERTAKINGS

The Registrant hereby undertakes that it will:

(1)

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii)

Reflect in the prospectus any facts of events, which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered  (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering  price  set forth in the “Calculation of Registration Fee” table in the effective  registration  statement;  and

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California, on January 7, 2005.

OXFORD MEDIA CORP.

BY:  /s/  Thomas Hemingway

NAME:  THOMAS HEMINGWAY

TITLE:  President; Chief Executive Officer; Director

POWER OF ATTORNEY

We the undersigned officers and directors of OXFORD MEDIA CORP. hereby severally constitute and appoint THOMAS HEMINGWAY and DAVID P. NOYES, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and ever act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to and in accordance with the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	TITLE	DATE

/S/ Thomas Hemingway	Chairman; Chief Executive Officer; Director	January 7, 2005
Thomas Hemingway

/S/ T. Richard Hutt	Secretary-Treasurer and Director	January 7, 2005
T. Richard Hutt

/S/ James Budd	Director	January 7, 2005
James Budd

/S/ Herbert L. Presley	President, Chief Operating Officer; Director	January 7, 2005
Herbert L. Presley

/S/ David P. Noyes	Chief Financial Officer	January 7, 2005
David P. Noyes